EX-99.B11
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 25 to the Nations Institutional Reserves registration statement on Form N-1A (the "Registration Statement") of our reports dated April 21, 1998, relating to the financial statements and financial highlights appearing in the February 28, 1998 Annual Report to Shareholders of the Pacific Horizon California Bond Fund, Pacific Horizon California Tax-Exempt Money Market Fund, Pacific Horizon Blue Chip Fund, Pacific Horizon Asset Allocation Fund, Pacific Horizon Capital Income Fund, and Pacific Horizon Intermediate Bond Fund, six of the seventeen portfolios comprising the Pacific Horizon Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the "Financial Highlights" in the Prospectus.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 16, 1999